Exhibit 99.3

Spectrum Brands, Inc.

Offer to Exchange

$250,000,000 Aggregate Principal Amount of its

6.125% Senior Notes due 2024 (CUSIP Number 84762L AS4) which

Have Been Registered under the Securities Act of 1933, as amended for a Like Aggregate Principal Amount of its

6.125% Senior Notes due 2024 (CUSIP Numbers 84762L AR6 / U84569 AF6)

and

$1,000,000,000 Aggregate Principal Amount of its

5.750% Senior Notes due 2025 (CUSIP Number 84762L AU9) which

Have Been Registered under the Securities Act of 1933, as amended for a Like Aggregate Principal Amount of its

5.750% Senior Notes due 2025 (CUSIP Numbers 84762L AT2 / U84569 AG4)

To Registered Holders:

We are enclosing the materials listed below in connection with the offer (the “Exchange Offer”) by Spectrum Brands, Inc. (the “Company”) to exchange $250,000,000 aggregate principal amount of its 6.125% Senior Notes due 2024 (CUSIP Number 84762L AS4) and $1,000,000,000 aggregate principal amount of its 5.750% Senior Notes due 2025 (CUSIP Number 84762L AU9) (together, the “Exchange Notes”), for a corresponding and like aggregate principal amount of its outstanding 6.125% Senior Notes due 2024 (CUSIP Numbers 84762L AR6 / U84569 AF6) and 5.750% Senior Notes due 2025 (CUSIP Numbers 84762L AT2 / U84569 AG4), respectively (together, the “Initial Notes”), upon the terms and subject to the conditions set forth in the prospectus, dated             ,         (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”).

Enclosed are copies of the following documents:

(5)	Prospectus;

(6)	Letter of Transmittal; and

(7)	Notice of Guaranteed Delivery.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                 ,         , unless extended by the Company in its sole discretion.

Pursuant to the Letter of Transmittal, each holder of Initial Notes will represent to the Company that (i) such holder or other person has full power and authority to tender, sell, assign and transfer the Initial Notes tendered and to acquire Exchange Notes upon the exchange of such tendered Initial Notes and the Company will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company; (ii) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (iii) neither the holder of the Initial Notes nor any such other person has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)), and is not participating in, and does not intend to participate in, the distribution of such Exchange Notes, (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and (v) neither the holder nor any such other person is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company or, if such holder or such other person is an “affiliate,” that such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired by it as a result of market-making or other trading activities, such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale, offer to resell or other transfer of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale, offer to resell or other transfer of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than to U.S. Bank National Association (the “Exchange Agent”)) in connection with the solicitation of tenders of Initial Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Initial Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent in the manner set forth below.

Delivery to: U.S. Bank National Association

By Registered and Certified Mail:

U. S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

By Regular Mail or Overnight Courier:

U. S. Bank National Association

Attn: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

By facsimile (for eligible institutions only):

651-466-7372

For Information or Confirmation by Telephone:

(800) 934-6802

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU TO BE THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.